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                                  EXHIBIT 21.0


                         Subsidiaries of the Registrant



                              Jurisdiction of          Name under which
Name of Subsidiary             Incorporation           Business is Conducted
------------------------      ---------------          ------------------------

Valley of the Rogue Bank           Oregon              Valley of the Rogue Bank